                                                                       EXHIBIT 1



                             Joint Filing Agreement


         The undersigned parties hereby agree that the Schedule 13D filed herewith (and any amendments thereto) relating to the Common Stock of Eldorado Bancshares, Inc. is being filed jointly with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended.





                                         OLYMPUS GROWTH FUND II, L.P.

         Date: April 16, 1999            By:  OGP II, L.P.
                                         General Partner

                                            By: Conroy, LLC
                                            General Partner

                                               By: /s/ James A. Conroy
                                                       -----------------------
                                               James A. Conroy
                                               Member



                                         OLYMPUS EXECUTIVE FUND, L.P.

                                         By: OEF, L.P.
                                         General Partner

                                            By: Conroy Corporation
                                                     General Partner

                                                By: /s/ James A. Conroy
                                                        -----------------------
                                                James A. Conroy
                                                President





                                        1